Exhibit 10.1

DOMINOVAS ENERGY CORPORATION

Procedures for Stockholder Communication with Directors

Adopted 07-03-15

1. It is the policy of the Dominovas Energy Corporation, (“DEC”) to facilitate communications of stockholders with the Board of Directors.

2. In accordance with the rules of the Securities and Exchange Commission, certain interested parties may send communications to the attention of non-management Directors of the Board.

3. DEC's acceptance and forwarding of a communication to the Board or any member or members of the Board does not imply that the Directors owe or assume any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

4. Communications to the Directors must be in writing and sent Certified Mail in care of DEC's legal department to DEC's headquarters address.

5. The following types of communications are not appropriate for delivery to Directors under these procedures:

• Communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of DEC (such as employees, members of the communities in which DEC operates its businesses, customers, and suppliers) generally;

• Communications that advocate DEC's engaging in illegal activities;

• Communications that, under community standards, contain offensive, scurrilous, or abusive content; and

• Communications that have no rational relevance to the business or operations of DEC.

6. All communications must be accompanied by the following information:

• If the person submitting the communication is a stockholder, a statement of the type and amount of shares of DEC the person holds;

•If the person submitting the communication is not a stockholder and is submitting the communication to the non-management Directors as an interested party, the nature of the person's interest in DEC;

• Any special interest, meaning an interest not in the capacity of a stockholder of DEC, of the person in the subject matter of the communication; and

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Approved by the Board of Directors July 2015

• The address, telephone number, and e-mail address, if any, of the person submitting the communication.

7. DEC's legal department shall designate one or more of its personnel to assume responsibility for receipt and processing of communications to Directors.

8. Upon receipt, each communication shall be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record shall also indicate the action taken with respect to the communication, as prescribed by these procedures.

9. The personnel responsible for receiving and processing the communications shall send an acknowledgment of receipt to each person submitting a communication. The acknowledgement shall indicate that communications appropriate for delivery to the Directors under these procedures will be so delivered, but that it is not the practice of the Directors to respond individually to the communications.

10. The personnel responsible for receiving and processing the communications shall review each communication to determine whether-

• The communication satisfies the procedural requirements for submission under these procedures; and

• The substance of the communication is of a type that is appropriate for delivery to the Directors under the criteria set forth in paragraph (5) above.

11. If a communication does not conform to the procedural requirements of these procedures, the communication shall be returned to the person submitting the communication, together with a brief explanation of the defect(s).

12. If a communication is not presented to the Directors because the personnel responsible for receiving and processing the communications deems it is not appropriate for delivery to the Directors under these procedures, the communication must, nonetheless, be made available to any Director to whom it was directed and who wishes to review it.

13. Communications determined to be appropriate for delivery to Directors, shall be assembled by the responsible personnel for delivery and delivered to the Directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board.

14. The periodic deliveries of the assembled communications shall be organized chronologically, topically, or in some other fashion designed to facilitate the Directors' review of the communications.

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Approved by the Board of Directors July 2015

15. The personnel responsible for receiving and processing the communications may accompany the communications delivered to the Board with relevant materials or analyses, together with any recommendations of management that may be useful to the Directors in the consideration of the communications.

16. Communications can be directed to the Board as a whole, but shall be first reviewed first by the CEO, and as determined by the CEO, referred to the appropriate committee as the communication may relate to area of purveyance and responsibility of that Board's appropriate committee(s); and, therefore, shall be delivered to that committee, with a copy to the Chairman.

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Approved by the Board of Directors July 2015